EXHIBIT 10.2

                        FIRST AMENDMENT TO THE
               ___________________ EMPLOYMENT AGREEMENT




This First Amendment dated as of this ______________ of ______________,
1997   between   ___________________  (the  "Executive")   and   Coltec
Industries Inc, a Pennsylvania Corporation (the "Corporation").

WHEREAS, the Executive and the Corporation desire to continue the relationship established by the employment agreement dated ___________________ between the Executive and the Corporation (the "Agreement") but to amend the terms and conditions thereof to reflect modifications and clarifications to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree to amend the Agreement as follows:

1. The address, 430 Park Avenue, New York, New York 10022, appearing  in section 2.3 shall be replaced with 3 Coliseum Center, 2550 West Tyvola Road, Charlotte, North Carolina 28217.

2. Section  6.1(c)  shall be modified by the renumbering  of  Subsection
   (v) to become (vi) and the insertion of a new Subsection (v) reading as follows:

     "The Corporation during the two year period following a Change-in-Control delivers to the Executive a Notice of Termination Other than for Cause or takes any other action which purports to terminate the Executive's Employment Other than for Cause."

3. Section 6.6 of the Agreement shall be modified by the insertion of Subsections (e) and (f) reading as follows:

   e)For purposes of Section 6.6(d) Executive's participation in respect to the Corporation's 1994 Long Term Incentive Plan (the "LTIP") shall be as follows (the defined terms within this section and not otherwise defined within this agreement being the same as defined in the LTIP):

     i) all of the Executive's Restricted Shares previously issued under the LTIP and not yet vested by the Date of Termination shall become 100% vested, nonforfeitable and fully transferable as of such date, and

     ii) the Corporation will pay the Executive as soon as practicable following the Date of Termination an amount in cash equal to three times the product of (x) the number of Performance Units previously granted under the LTIP to the Executive and still outstanding times (y) the Award Value at the Threshold Target level.

   f)For purposes of Section 6.6(d) Executive's benefits with respect to the Corporation's Retirement Plan for Salaried Employees and the BE Plan or any equivalent or superior plans or arrangements in which the Executive participated prior to the Date of Termination (any such Plan or arrangement, the "Pension Plans") and the Corporation's welfare benefit plans in which the Executive participates on the date hereof or any equivalent or superior successor plans or arrangements in which the Executive participates prior to the Date of Termination ("Welfare Benefit Plans") the contemplated continued participation shall require the Corporation to pay or provide the executive with the benefits which the Executive would have received under the Pension Plans and Welfare Benefit Plans if (x) the Executive's employment and his coverage under the Pension Plans and the Welfare Benefit Plans had continued during the relevant damage period, and (y) the compensation described in
     Section 6.6(b) which would have been credited under the Pension Plans and/or the Welfare Plans were paid to the Executive ratably over the relevant damage period.

4. Section 6.7 of the Agreement shall be notified by the insertion of Subsections (f) and (g) reading as follows:

   f)For purposes of Section 6.7(e) Executive's participation in respect to the LTIP shall be as follows (the defined terms within this section and not otherwise defined within this agreement being the same as defined in the LTIP):

     i) all of the Executive's Restricted Shares previously issued under the LTIP and not yet vested by the Date of Termination shall become 100% vested, nonforfeitable and fully transferable as of such date; and

     ii) the Corporation will pay the Executive as soon as practicable following the Date of Termination an amount in cash equal to three times the product of (x) the number of Performance Units previously granted under the LTIP to the Executive and still outstanding, times
         (y) the Award Value at the Threshold Target level.

   g)For purposes of Section 6.7(e) Executive's benefits with respect to the Pension Plans and the Welfare Benefit Plans, the contemplated continued participation shall require the Corporation to pay or provide the Executive with the benefits, earnings credits for benefits and service credits for benefits which the Executive would have received under the Pension Plans and Welfare Benefit Plans if (x) the Executive's employment and his coverage under the Pension Plans and the Welfare Benefit Plans had continued during the relevant damage period, and (y) the compensation described in
     Section 6.7(b) which would have been credited under the Pension Plans and/or the Welfare Plans were paid to the Executive ratably over the relevant damage period.

5. Section 6.9 of the Agreement shall be modified by rewording the second sentence of such section to read in its entirety as follows:

     "Upon receipt of written notice from Executive that Executive has been reemployed by another company or entity on a full-time basis (or would have been reemployed but for the non-competition provisions of Section 10 of the Agreement) benefits otherwise receivable by Executive pursuant to Sections 6.6(d) or 6.7(e) related solely to life, health disability and accident insurance plans and programs and other similar benefits (but not Incentive Compensation, LTIP, Pension Plans or other similar plans and programs) shall be reduced to the extent comparable benefits are made available to Executive at his new employment and any such benefits actually received by Executive shall be reported to the Corporation.

6. Section 8 of the Agreement shall be modified by inserting the words, "the last home address of the Executive provided to the Corporation by the Executive", in place of the Executive's address now appearing in
   Section 8. Section 8 shall be further modified by replacing the address, 430 Park Avenue, New York, New York 10022, with the address, 3 Coliseum Center, 2550 West Tyvola Road, Charlotte, North Carolina 28217.

7. In all other respects, the Agreement shall remain in full force and effect and unmodified except as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the date and year first above written.


COLTEC INDUSTRIES INC

By: ______________________________
       Name
    ______________________________
       Title



            EXECUTIVE

            By: ________________________________
                   Name
                ________________________________
                   Title